Exhibit 10.2

DEED OF NOVATION, AMENDMENT AND RESTATEMENT

THIS DEED is dated August 22, 2021

BETWEEN:

1.	VIRGIN ENTERPRISES LIMITED, a company registered in England and Wales with registered number 01073929, whose registered office is at The Battleship Building, 179 Harrow Road, London, W2 6NB (“VEL”);

2.	VIRGIN ORBIT, LLC, a Delaware limited liability company whose principal place of business is at 4022 E. Conant St, Long Beach, CA 90808, USA (“Virgin Orbit”); and

3.	NEXTGEN ACQUISITION CORP. II, (“Acquiror”), a Cayman Islands exempted company limited by shares (prior to its domestication as a Delaware corporation) whose principal place of business is at 2255 Glades Rd., Suite 324A, Boca Raton, FL 33431, USA,

(together the “parties”).

WHEREAS:

(A)	Virgin Orbit and VEL entered into a trade mark licence on 1 March 2017, as amended by the parties from time to time, pursuant to which VEL granted Virgin Orbit certain rights to use the Marks in the form of the Names (the “TMLA”).

(B)	On or around the date of this Deed, Acquiror entered into that certain Agreement and Plan of Merger, dated as of August 22, 2021 (the “Merger Agreement”), by and among Acquiror, Pulsar Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Acquiror (“Merger Sub”) and Vieco USA, Inc., a Delaware corporation (the “Company”), pursuant to which, among other things, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company, the separate corporate existence of Merger Sub will cease and the Company will be the surviving company and a wholly owned subsidiary of Acquiror (the “Merger”).

(C)	The Merger Agreement provides that, among other things and in accordance with the terms and subject to the conditions thereof, prior to the closing of the Merger, the Company shall consummate the “Pre-Closing Restructuring” (as defined in the Merger Agreement), pursuant to which VO Holdings, Inc., a Delaware corporation and a subsidiary of the Company (“VO Holdings”) shall merge with and into the Company, the separate company existence of VO Holdings will cease and the Company will be the surviving company.

(D)	In connection with the Merger, the parties have agreed that Acquiror should assume all Virgin Orbit’s rights and obligations arising from the Effective Time (as defined below) under the Amended TMLA (as defined below) and VEL has agreed to that assumption of rights and obligations by Acquiror and in exchange to release Virgin Orbit from its ongoing obligations and for VEL to perform its obligations for the benefit of Acquiror in each case on the terms of this Deed.

(E)	Together with the proposed novation, VEL, Virgin Orbit and Acquiror have agreed to amend and restate the TMLA in the form attached in Annex A with effect from the Effective Time (as defined below) to reflect (i) the changes agreed between VEL and Virgin Orbit since the TMLA was amended and restated on 1 March 2017 and (ii) the further changes agreed between VEL and Acquiror.

NOW IT IS AGREED as follows:

1. INTERPRETATION

Words and expressions that are not defined in this Deed shall have the meaning given to them in the form of the Amended TMLA in Annex A hereto.

2. AMENDMENTS

Conditional upon the Closing (as such term is defined in the Merger Agreement), the parties agree that the TMLA shall be amended and restated in full to be in the form attached to this Deed in Annex A as of the “Effective Time” (as defined in the Merger Agreement) (the TMLA as amended and restated by this Deed being the “Amended TMLA”). The parties agree that this Deed shall be of no effect and automatically terminate upon any termination of the Merger Agreement pursuant to Section 10.1 thereof.

3. ACQUIROR’S UNDERTAKING

Together with, and conditional upon, the amendment and restatement referred to in Clause 2 above (the “Amendment”) and in consideration of the undertakings given by VEL in Clause 4, Acquiror hereby undertakes to observe, perform and discharge all liabilities arising under, and to be bound by, the Amended TMLA with effect from the Effective Time. Notwithstanding this undertaking, nothing in this Deed shall:

(A)	require Acquiror to observe, perform or discharge (or procure the observance, performance or discharge of) any obligation created by or arising under the TMLA falling due for performance, or which should have been performed, before the Effective Time; or

(B)	make Acquiror liable for any act, neglect, default, indemnity, obligation or omission in respect of the TMLA committed by or the obligation of Virgin Orbit occurring before the Effective Time.

4. VEL’S UNDERTAKING AND RELEASE OF VIRGIN ORBIT

4.1	Together with, and conditional upon, the Amendment and in consideration of the undertakings given by Acquiror in Clause 3 and the release given by Virgin Orbit in Clause 5, VEL hereby:

(A)	irrevocably releases and discharges Virgin Orbit from all obligations to observe, perform, discharge and be bound by the TMLA and from all liabilities, claims and demands arising under the TMLA as of and after the Effective Time;

(B)	accepts Acquiror‘s undertaking to observe, perform and discharge all liabilities arising under, and be bound by, the Amended TMLA (such undertaking being set out in Clause 3) as of and after the Effective Time; and

(C)	undertakes to observe, perform and discharge all liabilities arising under, and to be bound by, the Amended TMLA, with effect from the Effective Time.

4.2	Notwithstanding the undertaking and release in Clause 4.1, nothing in this Deed shall affect or prejudice any claim or demand whatsoever which VEL may have against Virgin Orbit in relation to the TMLA and arising out of matters prior to the Effective Time.

5. VIRGIN ORBIT’S UNDERTAKING AND RELEASE OF VEL

5.1	Together with the Amendment and in consideration of the undertakings and release given by VEL in Clause 4, Virgin Orbit hereby irrevocably releases and discharges VEL from all obligations to observe, perform, discharge and be bound by the TMLA with respect to Virgin Orbit and from all liabilities, claims and demands with respect to Virgin Orbit arising under the TMLA as of and after the Effective Time.

5.2	Notwithstanding the undertaking and release in Clause 5.1, nothing in this Deed shall affect or prejudice any claim or demand whatsoever which Virgin Orbit may have against VEL in relation to the TMLA and arising out of matters prior to the Effective Time.

6. VEL CONSENT TO MERGER

6.1	Pursuant to clause 9.2(h) of the TMLA, VEL has the right to terminate the TMLA if there is a direct or indirect change of Control of Virgin Orbit or any parent or holding company of Virgin Orbit. This right to terminate may be triggered by the Merger.

6.2	VEL hereby agrees not to exercise any rights it may have to terminate the TMLA under clause 9.2(h) of the TMLA in respect of completion of the Merger in accordance with the terms of the Merger Agreement. For the avoidance of doubt, this waiver is limited to VEL’s right to terminate the TMLA under clause 9.2(h) in respect of completion of the Merger in accordance with the terms of the Merger Agreement only and shall not in any way affect, or be deemed to affect: (i) VEL’s right to terminate the TMLA under clause 9.2(h) of the TMLA in respect of any other, future or subsequent change of Control; or (ii) VEL’s rights to terminate the TMLA under any other clause of the TMLA for any reason whatsoever.

7. GENERAL

7.1	This Deed constitutes an amendment to the TMLA under clause 20.2 of the TMLA. Other than as amended by this Deed, all other provisions of the TMLA continue in full force and effect.

7.2	No variation of any provision of this Deed shall be effective unless it is in writing, expressed to vary this Deed and is signed by authorised representatives of each of the parties.

7.3	If any provision of this Deed is found by any court or other authority of competent jurisdiction to be illegal, invalid or unenforceable, that provision or part-provision shall, to the extent required, be deemed not to form part of this Deed, but that shall not affect the legality, validity or enforceability of any other provision of this Deed in that jurisdiction or the legality, validity or enforceability in other jurisdictions of that or any other provision of this Deed.

7.4	This Deed may be signed in any number of counterparts and this has the same effect as if the signatures on counterparts were on a single copy of this Deed. Each counterpart, when executed, shall constitute an original of this Deed, but all the executed counterparts shall together constitute a single instrument.

7.5	Each party agrees at its own expense to use all reasonable endeavours to do or procure to be done all such further acts and execute or procure the execution of all such documents as the other may from time to time reasonably require for the purpose of giving the other the full benefit of the provisions of this Deed.

7.6	For the purpose of section 1(2) of the Contracts (Rights of Third Parties) Act 1999 (the “1999 Act”) the parties do not intend any term of this Deed to be enforced by any third party, and the parties agree that:

(A)	they may amend or vary or terminate all or any part of this Deed without the consent of any person who is not a party to this Deed; and

(B)	this does not affect any third party right which exists or is available independently of the 1999 Act.

7.7	This Deed and all matters (including any contractual or non-contractual disputes or claims) arising out of or in connection with it, its subject matter or formation shall be governed by and construed in accordance with English law and the parties submit to the exclusive jurisdiction of the English courts.

IN WITNESS of which this Deed has been executed and delivered on the date first written above.

EXECUTED AS A DEED and DELIVERED by		)
VIRGIN ENTERPRISES LIMITED		)
)
)

acting by	/s/ William P Budd
Name:	William P Budd
Title:	Director

Witness Signature:	/s/ Jose Sarmiento
Name:	Jose Sarmiento
Address:	62 Hathersage Court, Newington Greece

EXECUTED AS A DEED and DELIVERED by	)
VIRGIN ORBIT, LLC	)
)
)

acting by
Name:
Title:

Witness Signature:
Name:
Address:

IN WITNESS of which this Deed has been executed and delivered on the date first written above.

EXECUTED AS A DEED and DELIVERED by	)
VIRGIN ENTERPRISES LIMITED	)
)
)

acting by
Name:
Title:

Witness Signature:
Name:
Address:

EXECUTED AS A DEED and DELIVERED by		)
VIRGIN ORBIT, LLC		)
)
)

acting by:	/s/ Dan Hart
Name:	Dan Hart
Title:	CEO Virgin Orbit

Witness Signature:	/s/ Brita O’Rear
Name:	Brita O’Rear
Address:	4022E Conant Street, LongBeach, CA90808

[Signature page to DEED OF NOVATION, AMENDMENT AND RESTATEMENT]

EXECUTED AS A DEED and DELIVERED by		)
VIRGIN ENTERPRISES LIMITED		)
)
)

acting by	/s/ Patrick T Ford
Name:	Patrick T Ford
Title:	CFO & Secretary

Witness Signature:	/s/ Maureen Carty
Name:	Maureen Carty
Address:	966 Langley Rd, Rochester Hills, MI

 [Signature Page to TMLA Novation and Amendmend Deed]